EXHIBIT 23.04

                          CONSENT OF TRIDENT SECURITIES

                                November 9, 2001


     We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of First Community Financial Corporation in the Registration Statement on Form S-4, under the caption "Opinion of First Community's Financial Advisor", and to the inclusion of such opinion letter as Appendix C to the Joint Proxy Statement/Prospectus that is a part of such Registration Statement.

                                TRIDENT SECURITIES
                                A Division of McDonald Investments Inc.

                                By:          /s/ Jeffrey E. Adams
                                    --------------------------------------
                                    Jeffrey E. Adams
                                    Vice President